Exhibit 10.1

    Amendment to Note

This Amendment to Note (“Amendment”), made, delivered, and effective as of May 5, 2010, by and between MANITEX, INC.

(“Borrower”) and COMERICA BANK (“Bank”).

WHEREAS, Borrower and Bank are parties to that certain Master Revolving Note in the original principal amount of $20,500,000 dated July 9, 2009 (“Note”); and

WHEREAS, Bank and Borrower desire to amend the Note as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Borrower and Bank agree as follows:

1.	The definition of “Applicable Margin” in the Note is amended by deleting the figure “two percent (2%) per annum” where it appears therein and replacing it with “one and one-half percent (1.50%) per annum”.

2.	The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default.

3.	All the terms used in this Amendment which are defined in the Note shall have the same meaning as used in the Note, unless otherwise defined in this Amendment.

4.	This Amendment is not an agreement to any further or other amendment of the Note.

5.	Borrower expressly acknowledges and agrees that except as expressly amended in this Amendment, the Note, as amended, remains in full force and effect and is ratified, confirmed and restated.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date set forth above.

MANITEX, INC.		COMERICA BANK

By:	/s/ David H. Gransee	By:	/s/ James Goudie
lts:	VP & CFO	lts:	VP & AGM

CONSENT

The undersigned consents to the foregoing amendment as of the date thereof.

MANITEX INTERNATIONAL, INC.

By:	/s/ David H. Gransee
lts:	VP & CFO